Exhibit 10.18

AMENDMENT TO OVERTURE MASTER SERVICES TERMS AND

CONDITIONS FOR AGENCIES AND RESELLERS

Reference is made to that certain Overture Master Services Terms and Conditions for Agencies and Resellers, including the Product Submit Program Terms Rider, dated effective as of September 14, 2004 as amended (“Agreement”) between Overture Services, Inc. (“Overture”) and Marchex, Inc. d.b.a. TrafficLeader (“Representative”).

WHEREAS, the parties desire to amend the Agreement as set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties herein, the Agreement is hereby amended as of November 23, 2004 as follows:

1. Section 4 of the Master Service Agreement is deleted in its entirety and replaced as follows:

“Unless otherwise set forth in the Program Terms, Overture agrees to hold Representative liable for payments herein solely to the extent Representative has received payment from Advertiser. For sums not received by Representative, Overture agrees to hold Advertiser solely liable so long as Representative complies with the terms and conditions of this Agreement. Representative agrees to make every reasonable effort to collect payment from Advertiser on a timely basis. Upon Overture’s request, Representative will confirm whether Advertiser has paid to it in advance funds sufficient to make payments pursuant to the Agreement. Representative’s credit is established on an Advertiser-by-Advertiser basis, Representative has authorized Overture to run credit checks and to check bank balances and to contact references, each with respect to itself and its Advertisers. If Advertiser’s or Representative’s credit is or becomes impaired, Overture may require payment in advance. In the event one or more Representative accounts should become delinquent, Overture may, at its discretion, remove some or all accounts represented by Representative from the applicable Overture Marketplace Results and/or Program until the delinquent balance is cleared.”

2. The Riders attached as Attachment A are incorporated herein by reference and made part of the Agreement.

Except as specifically provided herein, all other terms and conditions of the Agreement remain the same. Further, unless otherwise expressly provided in this Amendment, the terms used herein will have the same meaning ascribed to them in the Agreement. The Agreement, as modified herein, is hereby confirmed. The persons signing below represent and warrant that they are duly authorized to execute this Amendment for and on behalf of the party for whom they are signing.

AGREED TO AND ACCEPTED: OVERTURE SERVICES, INC.		MARCHEX, INC. D.B.A. TRAFFICLEADER

By:	/s/ Michael Pilla	By:	/s/ John Keister

Print:	Michael Pilla	Print:	John Keister
President & COO

ATTACHMENT A

CONVERSION COUNTER PROGRAM TERMS AND CONDITIONS

1. INTRODUCTION. Overture provides you access to Conversion Counter (defined below), as available through the Overture DirecTraffic Center located at https://secure.overture.com/s/dtc/center/, subject to your compliance with the Agreement (including, without limitation, these Conversion Counter Program Terms, any other applicable Program Terms, the Master Terms and Conditions and any applicable Insertion Orders). For purposes of these Program Terms, Conversion Counter means the product, service, and/or information that enables you to coordinate conversion data obtained from your Web site(s) regarding your Overture campaign with your Overture account information.

2. LIMITED USE LICENSE. Overture will provide you with proprietary software code (the “Overture Code”) for insertion on your Web site(s) solely in the manner described by Overture on the Account Set-Up Web page at the DirecTraffic Center, and solely for the purpose of managing your Overture advertising account(s), Subject to the terms and conditions of these Program Terms, Overture grants you a world-wide, revocable, non-exclusive non-transferable, non-sublicensable, limited use license to use, execute, and display the Overture Code on your Web site(s) and access Conversion Counter through the DirecTraffic Center. Except for the limited license expressly granted in this Section, nothing in these Program Terms shall be construed as Overture granting you any right, title or interest in or to the Overture Code or any right under any patent, trade secret or other intellectual property rights of Overture, You acknowledge and agree that Overture owns all right, title and interest in and to the Overture Code (including, without limitation, all software and technology underlying any such product, service, and/or information) and all related intellectual and proprietary rights of any kind anywhere in the world. You agree that you will not use Conversion Counter, the Overture Code, or the results created thereby, or disse_inate or distribute any of this information, in violation of these Program Terms.

3. OWNERSHIP. Overture owns all data collected by or through Conversion Counter and/or Overture Code and all reports, results, and/or information created, compiled, analyzed and/or derived by Overture from such data (collectively, “Data”), All Data shall be deemed Overture’s Confidential Information. Each party hereto agrees to use the Data in strict compliance with its own privacy policy and these Program Terms.

4. PAYMENT. You agree to pay Overture the service fee, if any, for the version of Conversion Counter you sign up for in connection with your Web Site(s), pursuant to the terms of the Payment Plan you selected, including, Without limitation, all applicable taxes, if any, in accordance with the billing terms in effect at the time the service fee becomes payable. Overture reserves the right to start charging a service fee or change the service fee upon thirty (30) days written notice.

5. PRIVACY. In performance of the parties’ obligations pursuant to these Program Terms, you agree not to transmit to Overture, its information providers, licensors, licensees, consultants, contractors, agents, attorneys or employees, and Overture shall not solicit or collect, any personally identifiable information of the visitors or customers to your Web site(s) unless required by law or court order, or otherwise agreed in writing and signed by an authorized representative of Overture. You represent, warrant, and covenant that at all times while the Overture Code is on your Web site, you will maintain a privacy policy on your Web site which shall, (a) be available, at a minimum, as a clear and conspicuous link from the main page of your Web site and on all Web pages where visitors’ personally identifiable information is collected, (b) obtain all rights and/or permissions necessary for Overture to use the Data as contemplated under these Program Terms, and (c) contain language materially similar to the following:

“We have contracted with Overture services, Inc. (“Overture”) to monitor certain pages of our Web site for the purpose of reporting Web traffic, statistics, advertisement ‘click-throughs’, and/or other activities on our Web site. Where authorized by us, Overture may use cookies, Web beacons, and/or other monitoring technologies to compile anonymous statistics about our Web site visitors, No personally identifiable information is collected by or transferred to

Overture, For more information about how the information is collected and used by Overture, please see Overture’s privacy policy at http://www.content.overture.com/d/US_/legal/privacy.jhtml.”

6. EFFECTS OF TERMINATION. Upon any termination of your participation in Conversion Counter, there will be no refunds of the service fee, You agree to remove the Overture Code from all items under your possession, custody, and/or control within 15 days after termination of these Program Terms, and Overture reserves the right to charge you the service fee until such time as you remove the Overture Code and you notify Overture in writing of its removal. Sections 3, 4, 5, 6 and 7 of these Program Terms shall survive any termination of these Program Terms.

7. ADDITIONAL TERMS. Overture reserves the right to discontinue offering the Conversion Counter service at any time. Unless otherwise defined herein, terms not defined in these Program Terms have the meanings set forth in the Master Terms and Conditions.

IF YOU SIGN UP FOR PRECISION MATCH,™ WHICH NECESSARILY INCLUDES CONTENT MATCH™ (COLLECTIVELY “SPONSORED LISTINGS”), THE FOLLOWING TERMS AND CONDITIONS WILL APPLY:

SPONSORED LISTINGS PROGRAM TERMS RIDER FOR AGENCIES AND RESELLERS

1. Use. Overture provides you access to the Overture Sponsored Listings Marketplace (defined below), as available through the Overture Sponsored Listings Marketplace Distribution Network (defined below), subject to your compliance with the Agreement (including, without limitation, these Sponsored Listings Program Terms, any other applicable Program Terms, the Master Terms and Conditions and any applicable Insertion Orders), For purposes of this Agreement, the “Overture Sponsored Listings Marketplace” is the forum where you manage your Precision Match™ and Content Match™ listings for display in the Overture Sponsored Listings Marketplace Results in connection with keywords you select, approve or are mapped to your keywords as set forth below (collectively, “Selected Keywords”), subject to Overture’s then-current policies and procedures. The Overture Sponsored Listings Marketplace Results are made available in connection with the Overture Sponsored Listings Marketplace Distribution Network, which is defined as the Overture Web Sites and various third parties who may be authorized by Overture to make the Overture Sponsored Listings Marketplace Results available as a link from, an add-on service to, or otherwise in connection with Third Party Products (defined as third party Web sites, applications and/or e-mails). (The “Overture Sponsored Listings Marketplace” is an “Overture Marketplace” for purposes of the Master Terms and Conditions. The “Overture Sponsored Listings Marketplace Results” are “Overture Marketplace Results for purposes of the Master Terms and Conditions. The “Overture Sponsored Listings Marketplace Distribution Network” is an “Overture Distribution Network” for purposes of the Master Terms and Conditions.) You agree that your listings, including, without limitation, your domain name, may be included in the Overture Sponsored Listings Marketplace Results and may be made available in connection with the Overture Sponsored Listings Marketplace Distribution Network including, without limitations, Third Party Products, You understand and agree that Selected Keywords also include the keywords that you have selected as well as certain misspellings, singular/plural combinations, and other related keywords that we map to your listings based on the keywords you selected or approved, your listings themselves or the Web sites to which the listings link. Solely for illustration purposes, and without limiting the foregoing, if you select the keyword “book,” your listing may also appear in response to the keywords “books” or “buy books.” A listing, for purposes of this Agreement, may include, at Overture’s discretion, text and/or graphics, and is subject to Overture’s approval and these Program Terms. A listing that appears as part of the Overture Sponsored Listings Marketplace Distribution Network may (or may not) include a listing title or listing description, You may submit your material for your listings either by email, file transfer protocol, telephone, fax; or U.S. Mail, or, if you are modifying or adding your listings, at our DirecTraffic Center® located at https://secure.overture.com/s/dtc/center/.

2. Payment. You understand and agree that, in addition to any service fees, you will be charged for all clicks on Advertisers’ listings (no matter whether a click occurred on an Overture Web Site or a Third Party Product within the Overture Sponsored Listings Marketplace Distribution Network), and that such charges will be based on the number of clicks on all the Advertisers’ listings, multiplied by the cost of each of the listings, which shall be computed according to the Overture Sponsored Listings Marketplace rules (the “Click Charges”). Representative also agrees that the collective minimum Click Charges for all of its Advertisers is $15,000 per month; provided however, that Overture may change the monthly minimum Click Charges upon 30 days written notice. If the Insertion Order provides for a fixed maximum payment per month, you understand and agree that if your Click Charges equal or exceed your monthly maximum payment, then your listings will be removed from the Overture Sponsored Listings Marketplace Results for the remainder of that month. You agree that $30 of the initial deposit for each Advertiser, which will be credited to the Advertiser’s account, is non-refundable. Your listings in the Overture Sponsored Listings Marketplace are subject to Overture’s then-current minimum bid and minimum cost requirements. Additionally, all Overture accounts that you create shall be subject to Overture’s then current minimum monthly spend requirements, Find out more about Minimum Bid, Minimum Cost and Minimum Monthly Spend.

3. Effects of Termination. Sections 2, 3, 5, 6, and 7 shall survive any termination of these Program Terms.

4. Use of Overture Submissions. By submitting or approving material or having material submitted on the Advertisers’ behalf to the Overture Sponsored Listings Marketplace including, without limitation, information for a listing, you grant Overture, its licensees, third-party service providers and any entities in the Overture Sponsored Listings Marketplace Distribution Network, a royalty-free, perpetual, worldwide right and license to: (i) use all parts of the material, which use includes, without limitation, publicly performing, publicly displaying and distributing it, copying and manipulating it as reasonably necessary for such performance, display and distribution, and modifying it or using it commercially and authorizing others to do so; and (ii) in connection with your listings, access, index, cache, and display the Web site(s) to which your listings link, or any portion thereof by any means including, without limitation, web spiders and crawlers. This grant specifically includes, without limitation, the right of Overture, the entities in the Overture Sponsored Listings Marketplace Distribution Network, and Overture’s licensees and third-party service providers to create and display copies of any text, graphics, images, audio, video, and other material included on such Web sites or portions thereof, including, without limitation, the right to create and display thumbnail and full-scale copies of any images or video included on such Web sites or portions thereof. Overture reserves the right to truncate, edit, refuse, reject or remove any listing at its discretion at any time. Overture does not guarantee that your listings will be placed in or available through the Overture Sponsored Listings Marketplace Distribution Network, the Overture Sponsored Listings Marketplace, or the Overture Sponsored Listings Marketplace Results, and Overture reserves the right to not place your listings and to stop placing or to remove your listings at any time for any reason. Final decision as to inclusion, relevancy, placement and the like will be at Overture’s sole discretion.

5. Accepting Overture Suggestions: From time to time, Overture may provide suggestions to you for keywords, title and/or descriptions or for any other element of a listing, but the final decision to authorize any suggestion is yours. By using a keyword, title, description, link, listing and/or other element of a listing that may have been suggested by Overture or its third-party service providers, you represent, warrant and covenant that such keyword, title, description, link, listing or other element thereof is authorized by you and in compliance with this Agreement. You agree that Overture shall not have any liability for Selected Keywords or the listings, or for any changes that you make to Selected Keywords or your listings based on suggestions by Overture or a third-party service provider.

6. Rights And Responsibilities. All information or material must be submitted in the form requested by Overture. You represent, warrant and covenant that you have the necessary rights to provide all information provided under the Agreement (including, without limitation, the listings) for use as described in the Agreement and that the Selected Keywords, titles, descriptions and all information, products and services contained or referenced in the listing and the Web site to which it links and on Representative’s web sites, and all emails, newsletters and other materials of Representative and technology used by Representative in connection therewith: (i) do not violate any law, stature, ordinance, treaty or regulation; (ii) do not infringe in any manner any copyright, patent, trademark, trade secret or other intellectual property right of any third party; (iii) do not breach any duty toward or rights of any person or entity including, without limitation, rights of publicity or privacy, and have not otherwise resulted in or are not likely to result in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity; (iv) are not false, deceptive or misleading; (v) are not defamatory, libelous, slanderous or threatening; and (vi) are free of viruses, Trojan horses, trap doors, back doors, Easter eggs, worms, time bombs, cancelbots and other computer programming routines that may potentially damage, interfere with, intercept, or expropriate any system data or personal information. You also represent, warrant and covenant that your listings meet the standards and requirements set forth in these Program Terms.

7. Additional Terms. You understand that Overture is a subsidiary of Yahoo! Inc., and that Yahoo and Overture use Overture’s services to advertise certain of their respective products and services. These Program Terms do not create a bailment of the Advertisers’ listings and neither Overture nor any Overture Entity shall be deemed a carrier, bailee or warehouseman of any listings. Unless otherwise defined herein, terms not defined in these Program Terms have the meanings set forth in the Master Terms and Conditions.

IF YOU SIGN UP FOR LOCAL MATCH,™ THE FOLLOWING TERMS AND CONDITIONS WILL APPLY;

LOCAL MATCH ™ PROGRAM TERMS RIDER FOR AGENCIES AND RESELLERS

1. Use. Overture provides you access to the Overture Local Marketplace (defined below), as available through the Overture Sponsored Listings Marketplace Distribution Network (defined below), subject to your compliance with the Agreement (including, without limitation, these Local Match™ Program Terms, any other applicable Program Terms, the Master Terms and Conditions and any applicable Insertion Orders). For purposes of this Agreement, the “Overture Local Marketplace” is the forum where you manage your local listing(s) (defined below) for display in the Overture Sponsored Listings Marketplace Results in connection with keywords you select, approve or are mapped to your keywords as set forth below (collectively, “Selected Keywords”), subject to Overture’s then-current policies and procedures. The Overture Sponsored Listings Marketplace Results are made available in connection with the Overture Sponsored Listings Marketplace Distribution Network, which is defined as the Overture Web Sites and various third parties who may be authorized by Overture to make the Overture Sponsored Listings Marketplace Results available as a link from, an add-on service to, or otherwise in connection with Third Party Products (defined as third party Web sites, applications and/or e-mails). (The “Overture Local Marketplace” is an “Overture Marketplace” for purposes of the Master Terms and Conditions. The “Overture Sponsored Listings Marketplace Results” are “Overture Marketplace Results for purposes of the Master Terms and Conditions. The “Overture Sponsored Listings Marketplace Distribution Network” is an “Overture Distribution Network” for purposes of the Master Terms and Conditions.) You agree that your local listing(s), including, without limitation, your domain name, may be included in the Overture Sponsored Listings Marketplace Results and may be made available in connection with the Overture Sponsored Listings Marketplace Distribution Network including, without limitation Third Party Products. For purposes of this Agreement, “local listing” may include, at the discretion of Overture or the entities in the Overture Sponsored Listings Marketplace Distribution Network, a title, description, location information, hours of operation, contact information, accepted payment methods, a link to your Advertisers’ Web site (at your discretion), and a distance measurement/targeting radius around either your Advertisers’ physical location or service area (which may be narrowed at the discretion of Overture or the entities in the Overture Sponsored Listings Marketplace Distribution Network). A local listing that appears as part of the Overture Sponsored Listings Marketplace Distribution Network may (or may not) include a listing title or listing description. When a user clicks on a local listing, a “Locator Page” may be generated based on your Advertiser’s location information, which may be hosted by a third party and may contain text identifying your Advertiser’s business address, contact information, hours of operation, accepted payment methods, map and, if applicable, a link to your Advertiser’s Web site (at your discretion). Overture and/or the entities in the Overture Sponsored Listings Marketplace Distribution Network may, in their discretion from time to time, determine whether a Locator Page is displayed and whether to change the type and/or quantity of information contained therein. The local listing and Locator Page are subject to Overture’s approval and the terms of this Agreement. You may elect to not display your Advertisers’ business location address on the Locator Page corresponding to the local listing, but if you do not, you instead must display your Advertisers’ service area and certain contact information as required by Overture in its discretion. As a prerequisite for enrolling in the Local Match product, each Advertiser must maintain a physical business location and/or serve customers within a certain radius of the business address you provide to Overture for such Advertiser. When you sign an Advertiser up for the local Match product, you must provide Overture with such Advertiser’s physical business address or the area that such Advertiser agrees to service customers, and keep such information current with Overture. You understand and agree that Selected Keywords also include the keywords that you have selected as well as certain misspellings, singular/plural combinations, and other related keywords that Overture maps to your listings based on the keywords you selected or approved, your listings themselves or the Web sites to which the listings link, Solely for illustration purposes, and without limiting the foregoing, if you select the keyword “book,” your listing may also appear in response to the keywords “books” or “buy books,” A local listing, for purposes of this Agreement, may include, without limitation and at Overture’s discretion, text and/or graphics, and is subject to Overture’s approval and these Program Terms. You may submit your material for your local listing(s) either by e-mail, file transfer protocol, telephone, fax; U.S. Mail, or at the Online Sign-Up form located at https://signup.overture.com/s/dtc/signup/or, if you are modifying or adding your local listing(s), at our DirecTraffic Center® located at https://secure.overture.com/s/dtc/center/.

2. Payment. You understand and agree that, in addition to any service fees, you will be charged for all clicks on Advertisers’ local listing(s), (no matter whether a click occurred on an Overture Web Site or a Third Party Product within the Overture Sponsored Listings Marketplace Distribution Network), and that such charges will be based on the number of clicks on all the Advertisers’ local listing(s), multiplied by the cost per click for the Selected Keyword(s), which shall be computed according to Overture’s Local Marketplace rules as may be modified by Overture from time to time (“Click Charges”). If the Insertion Order provides for a fixed maximum payment per month, you understand and agree that if your Click Charges equal or exceed your monthly maximum payment, then your listings will be removed from the Overture Sponsored Listings Marketplace Results for the remainder of that month. You agree that the first $20 of the initial deposit for each Advertiser account is non-refundable and that the value will be credited to the Advertiser’s account. Overture may in its discretion require a minimum fee per Advertiser account not to exceed $20 per month or a collective minimum amount for all of Representative’s Advertisers. However, before implementation of such minimum fee, Overture will provide you with 30 days written notice, and you agree to pay Overture such minimum fee unless you terminate your local account for such Advertiser(s) pursuant to Section 13 of the Master Terms and Conditions before the effective date of the minimum fee implementation. Your local listings in the Overture Local Marketplace are subject to Overture’s then-current minimum bid and minimum cost requirements. Additionally, all Overture accounts that you create shall be subject to Overture’s then current minimum monthly spend requirements. Find out more about Minimum Bid, Minimum Cost and Minimum Monthly Spend.

3. Effects of Termination. Sections 2, 3, 5, 6, and 7 shall survive any termination of these Program Terms.

4. Use of Overture Submissions. By submitting or approving material or having material submitted on the Advertisers’ behalf to the Overture Local Marketplace (including, without limitation, information for a local listing) you grant Overture, its licensees, third-party service providers and any entities in the Overture Sponsored Listings Marketplace Distribution Network, a royalty-free, perpetual, worldwide right and license to (i) use all parts of the material, which use includes, without limitation, publicly performing, publicly displaying and distributing such material, copying and manipulating it as reasonably necessary for such performance, display and distribution; and/or modifying it or using it commercially and authorizing others to do so, and (ii) in connection with your local listings, access, index, cache, and display the Web site(s) to which your local listings link, or any portion thereof, including, without limitation, by any means including, without limitation, web spiders and crawlers, This grant specifically includes the right of Overture, the entities in the Overture Sponsored Listings Marketplace Distribution Network, and Overture’s licensees and third-party service providers to create and display copies of any text, graphics, images, audio, video, and other material included on such Web sites or portions thereof, including, without limitation, the right to create and display thumbnail and full-scale copies of any images or video included on such Web sites or portions thereof, Overture reserves the right to edit, truncate, refuse, reject or remove any local listing at its discretion at any time. Overture does not guarantee that your local listing(s) will be placed in, or available through, the Overture Local Marketplace, the Overture Sponsored Listings Marketplace Results or on any part of the Overture Sponsored Listings Marketplace Distribution Network, and Overture reserves the right to not place your local listing(s), and/or to stop placing or to remove your local listing(s) at any time for any reason. Final decision as to inclusion, relevancy, placement and the like will be at Overture’s sole discretion.

5. Accepting Overture Suggestions. From time to time, Overture may provide suggestions to you for keywords, titles and/or descriptions or for any other element of your local listing(s) but the final decision to authorize any suggestion is yours. By using a keyword, title, description, link, listing and/or other element of a local listing that may have been suggested by Overture or its third-party service providers, you represent, warrant, and covenant that such keyword, title, description, link, listing and/or other element in the local listing is authorized by you and in compliance with this Agreement. You agree that Overture shall not have any liability for Selected Keywords or the local listings, or for any changes that you make to Selected Keywords or your local listings based on suggestions by Overture or a third-party service provider.

6. Rights and Responsibilities. All information for local listings must be submitted in the form requested by Overture. You represent, warrant and covenant that you have the necessary rights to provide all information provided under the Agreement (including, without limitation, local listings) for use as described in the Agreement and that the Selected Keywords, titles, descriptions and all information, products and services in the local listing(s) itself or, if applicable, through the Web site URL, identified on the Locator Page corresponding to the local listing(s), and the Web site to which it links, and on Representative’s web sites and all emails, newsletters and other materials of Representative and technology used by Representative in connection therewith, (i) do not violate any law, statute, ordinance, treaty or regulation; (ii) do not infringe in any manner any copyright, patent, trademark, trade secret or other intellectual property right of any third party; (iii) do not breach any duty toward or rights of any person or entity including, without limitation, rights of publicity or privacy and/or has not otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity; (iv) are not false, deceptive or misleading; (v) are not defamatory, libelous or threatening; and (vi) will be free of viruses, Trojan horses, trap doors, back doors, Easter eggs, worms, time bombs, cancelbots or other computer programming routines that may potentially damage, interfere with, intercept, or expropriate any system data or personal information. You also represent, warrant, and covenant that the local listing(s) for each location, including, without limitation, the Selected Keywords, and the title and/or description that you provide, fairly and accurately describe the goods or services that the Advertiser sells at that particular physical business location or within the service area you have identified, and that you will keep all such information current and that the local listings meet the standards and requirements set forth in these Program Terms. If an Advertiser sells different products or services at any physical location or service area, you agree to maintain separate accounts for each such location, or alternatively, remove Selected Keywords from your account that do not apply to all physical locations or service areas.

7. Additional Terms. You understand that Overture is a subsidiary of Yahoo! Inc., and that Yahoo and Overture use Overture’s services to advertise certain of their respective products and services. Overture reserves the right to discontinue offering the Overture Local Marketplace or Local Match product at any time. These Program Terms do not create a bailment of the Advertisers’ listings and neither Overture nor any Overture Entity shall be deemed a carrier, bailee or warehouseman of any local listings. Unless otherwise defined herein, terms not defined in these Program Terms have the meanings set forth in the Master Terms and Conditions.

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